Exhibit 99.1

Talos Energy Inc. Announces $100 Million Share Repurchase Authorization

HOUSTON, Texas, March 20, 2023 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) announced today that its Board of Directors approved a $100 million share repurchase program of the Company’s common stock. This approval grants Talos’s management the authority to repurchase shares opportunistically in the open market from time to time, in privately negotiated transactions, or by such other means as will comply with applicable state and federal securities laws. This is the Company’s first authorization for share repurchases since its founding.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We believe our stock has traded at a significant discount to our fundamental value for some time. At current trading levels, that discount creates a buying opportunity too compelling to pass up and has led to the decision to revise our capital allocation framework and approve a substantial share repurchase authorization. We remain excited about the catalysts in the stock and the outlook for our business. Accelerating our repurchase program provides an additional impactful opportunity for our shareholders.”

The timing of any repurchases under the share repurchase program will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise toward the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INVESTOR RELATIONS CONTACT

Sergio Maiworm

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and    assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the the timing and amount of any repurchases made pursuant to the share repurchase plan, the success of our carbon capture and sequestration projects, commodity price volatility, the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions; the impact of the ongoing sub-surface water flood project in the Phoenix Field and any updates to our estimated ultimate recovery from such project; lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors; sustained inflation and the impact of central bank policy in response thereto; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions; changes to federal income tax laws and regulations, including the Inflation Reduction Act of 2022; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.